Exhibit 99.2

FOR INFORMATION CONTACT:

Spencer Sias, Tel: 650-424-5782
spencer.sias@varian.com

Varian Medical Systems Acquiring Claymount to Expand Imaging Components Portfolio

PALO ALTO, CA – July 29, 2015 – Varian Medical Systems, Inc., (NYSE:VAR) today announced it has, through one of its European subsidiaries, agreed to acquire Claymount, a privately-held, Netherlands-based supplier of components and subsystems for X-ray imaging equipment manufacturers. Varian’s subsidiary in the Netherlands will pay approximately €50 million in cash for Claymount. The transaction is expected to close early in August.

Claymount is one of the world’s leading suppliers of high voltage connectors, ionization chambers and solid state automatic exposure control systems for controlling dose during medical X-ray imaging. It also supplies buckies for digital radiography equipment, mammography paddles, x-ray collimators, and high-voltage generators for powering radiography equipment. Claymount is a strategic supplier to many global medical X-ray equipment manufacturers and has annual revenues of nearly €30 million.

“Claymount’s products complement our offerings and are a perfect fit for our Imaging Components business with great customer and channel synergies,” said Varian CEO Dow Wilson. “This acquisition will enhance our ability to support a continuing industry-wide transition from analog to digital X-ray imaging. We are excited to expand our line of components and integrated subsystems that can help X-ray OEMs get their products to market faster and more cost efficiently. This acquisition has the added benefit of being able to provide lower cost components for our Oncology Systems and Particle Therapy businesses.”

“We are impressed with the Claymount team,” said Sunny Sanyal, president of Imaging Components for Varian. “Claymount extends our technical expertise while giving us additional cost-efficient manufacturing capabilities. Together, we will expand our addressable market with new integrated offerings that should help us grow our share of the global imaging components market. We are excited to have them as a part of our team.”

“There is a great strategic fit between both companies,” said Joel Nijenhuis, managing director of Claymount. “We market a complementary product portfolio and can benefit from each other’s knowledge and strengths. With a strong team on board and support from Varian, we can accelerate product development and expand our business. We look forward to this opportunity.”

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Varian Medical Systems Acquiring Claymount to Expand Imaging Components Portfolio	Page 2

Claymount has about 250 employees with manufacturing sites in the Netherlands, Philippines and the United States as well as offices in Switzerland, Italy and China. The Claymount team will operate under Nijenhuis who will report to Sanyal as part of Varian Imaging Components.

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About Varian Medical Systems
Varian Medical Systems, Inc., of Palo Alto, California, focuses energy on saving lives by equipping the world with advanced technology for fighting cancer and for X-ray imaging.  The company is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiation. The company provides comprehensive solutions for radiotherapy, radiosurgery, proton therapy and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is also a premier supplier of X-ray imaging components, including tubes, digital detectors, and image processing software and workstations for use in medical, scientific, and industrial settings, as well as for security and non-destructive testing.  Varian Medical Systems employs approximately 6,900 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world.  For more information, visit http://www.varian.com or follow us on Twitter.  For more information, visit http://www.varian.com or follow us on Twitter.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry and market outlook, including customer demand and acceptance of products or technology; growth drivers; the company's future orders, revenues or other financial performance; the ability of the company's technology and products to treat cancer; and any statements using the terms “will,” “can,” “future,” “plan,” “expect,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include the ability to consummate the transaction; the ability to effectively integrate the products and operations of Claymount into the company’s product offerings and sales, marketing and other operations; the ability to retain the services of key Claymount  personnel; demand for the company's and Claymount’s products; the company's ability to develop, commercialize, and deploy new products; the impact of competitive products and pricing; the effect of global economic conditions; the company’s ability to meet legal and regulatory requirements; changes in the legal or regulatory environment; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.